UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

HEARTWARE LIMITED
 (Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 17, 2008, via an Australian Securities Exchange (“ASX”) announcement, the Directors of HeartWare Limited (the “Company”) announced that they have received approval from the Australian Federal Court to convene meetings of the Company’s shareholders, optionholders and performance rights holders (collectively the “Security Holders”) to vote on the proposed redomiciliation of the HeartWare Group from Australia to the United States of America (the “Proposed Transaction”) as previously announced by the Company.

Details of the implementation of the Proposed Transaction and meeting times are included in the ASX announcement attached.

An Information Memorandum containing details of the schemes of arrangement and other important information for Security Holders, including an Independent Expert’s Report, tax implications of the Proposed Transaction and details of the resolution to be proposed at the Extraordinary General Meeting will be mailed to Security Holders on or about September 22, 2008.

Item 8.01 Other Material Events

As noted above, on September 17, 2008 the Company announced receipt of approval from the Australian Federal Court to convene meetings of the Company’s Security Holders to vote on the proposed redomiciliation of the HeartWare Group from Australia to the United States of America as previously announced by the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	HeartWare Limited ASX Announcement dated September 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited

Date: September 17, 2008

By: /s/ David McIntyre
Name: David McIntyre
Title: Chief Financial Officer